Exhibit 10.1

MARLIN BUSINESS SERVICES CORP.

2019 EQUITY COMPENSATION PLAN

The purpose of the Marlin Business Services Corp. 2019 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Marlin Business Services Corp. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) or any of its subsidiaries with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other equity-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. The Company also believes that the Plan will serve to facilitate retention of the Company’s employees.

SECTION 1. ADMINISTRATION

(a) Committee. The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee may consist of two or more persons who are “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board shall ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent a Board or subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or subcommittee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise, vesting or restriction period, including the criteria for exercisability, vesting and the restriction period and the acceleration of exercisability, vesting and lapse of a restriction period, (iv) amend the terms of any previously issued grant, subject to Section 19 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

SECTION 2. GRANTS

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock appreciation rights as described in Section 6 (“SARs”), stock awards as described in Section 7 (“Stock Awards”), stock units as described in Section 8 (“Stock Units”), and other equity-based awards as described in Section 9 (“Other Equity Awards”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing (including electronically) by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant (including, in each case, electronically), that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

SECTION 3. SHARES SUBJECT TO THE PLAN

(a) Shares Authorized. Subject to adjustment as described below, a total of 1,092,522 shares of common stock of the Company (“Company Stock”) shall be authorized for Grants under the Plan, less one (1) share for every one (1) share granted under the Marlin Business Services Corp. 2014 Equity Compensation Plan (the “Prior Plan”) after December 31, 2018 and prior to the Effective Date (the “Plan Limit”). After the Effective Date, no Awards may be granted under the Prior Plan. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(b) Determination of Authorized Shares. If, and to the extent, Options or SARs granted under the Plan (or after December 31, 2018, options or stock appreciation rights under the Prior Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, or Other Equity Awards (or after December 31, 2018, stock awards, stock units, or other equity awards under the Prior Plan) are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants (or after December 31, 2018, grants under the Prior Plan) shall again be available for purposes of the Plan. To the extent any Grants (or after December 31, 2018, grants under the Prior Plan) are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants (or after December 31, 2018, grants under the Prior Plan) shall again be available for issuance or transfer under the Plan. In the event that after withholding tax liabilities arising from Grants other than Options or SARs (or after December 31, 2018, grants other than options or stock appreciation rights under the Prior Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the shares authorized for issuance under Section 3(a): (i) shares of Company Stock tendered by the Grantee or withheld by the Company in payment of the exercise price of an Option (or after December 31, 2018, options under the Prior Plan); (ii) shares tendered by the Grantee or withheld by the Company to satisfy any withholding taxes with respect to Options or SARs (or after December 31, 2018, options or stock appreciation rights under the Prior Plan); (iii) shares subject to SARs (or after December 31, 2018, stock appreciation rights under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or after December 31, 2018, options under the Prior Plan).

(c) Individual Limits. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described below. The foregoing individual share limits shall apply without regard to whether such Grants are to be paid in shares of Company Stock or cash.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) a merger, reorganization or consolidation; (iii) a reclassification or change in par value; or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year as set forth in subsection (c) above, the kind and number of shares covered by outstanding Grants, the kind and number of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

(e) Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, any Grant under the Plan (excluding, for this purpose, any (i) substitute grants, (ii) shares delivered in lieu of fully vested cash-denominated Grants and (iii) Grants to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting) shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Grants shall vest prior to the first anniversary of the applicable grant date; provided, that, the Committee may grant any such Grants without regard to the foregoing minimum vesting requirement with respect to a maximum of five (5) percent of the shares of Company Stock reserved for issuance under the Plan pursuant to Section 3(a) hereof) (subject to adjustment under Section 3(c)). For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Grant, including in cases of retirement, death, disability or a Change of Control, in the terms of the Grant or otherwise.

(f) Limit on Grants to Non-Employee Directors. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Grants granted to any member of the Board who is a Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $250,000, except in a director’s first year of service on the Board or for the lead independent director and/or non-executive chairman of the Board, who will be subject to a $400,000 annual limit. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first grant, and not when paid or settled if later.

SECTION 4. ELIGIBILITY FOR PARTICIPATION

(a) Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board of the Company or any of its subsidiaries who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

SECTION 5. OPTIONS

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its subsidiaries, as defined in section 424 of the Code. In no event may an Incentive Stock Option be granted more than ten years after the earlier of (x) the date of the most recent adoption of the Plan by the Board of Directors or (y) the Effective Date. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the shares of Company Stock is a national securities exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on such stock exchange or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, including, without limitation Section 3(d), as may be determined by the Committee and specified in the Grant Instrument or in the Grantee’s employment agreement, if any, with the Employer. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f) Termination of Employment, Disability or Death.

(i) Except as provided below, in a Grant Instrument or in the Grantee’s employment agreement, if any, with the Employer, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board.

(ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any, with the Employer), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(ii) above (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any, with the Employer), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee or in the Grantee’s employment agreement, if any), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(vi) For purposes of the Plan:

(A) The term “Employer” shall mean the Company and its subsidiary corporations or other affiliates, as determined by the Committee.

(B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, Dividend Equivalents and Other Equity Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

(C) “Disability” shall mean, except as otherwise defined in the Grantee’s employment agreement, if any, with the Employer, a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.

(D) “Cause” shall mean, except to the extent specified otherwise by the Committee or defined in the Grantee’s employment agreement, if any, with the Employer, a finding by the Committee that the Grantee (i) has materially breached his or her employment or service contract with the Employer and which breach has been materially and demonstrably detrimental to the Employer and has not been remedied by the Grantee after notice has been provided to the Grantee of such breach, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 14) at such time as may be specified by the Committee.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a subsidiary (within the meaning of section 424(f) of the Code) of the Company. The aggregate number of shares of Company Stock that may be issued under the Plan as Incentive Stock Options is 1,092,522 shares, and all shares issued under the Plan as Incentive Stock Options shall count against the Plan Limit.

SECTION 6. STOCK APPRECIATION RIGHTS

The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR will be equal to, or greater than, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions, consistent with the Plan, including, without limitation Section 3(d), as may be specified in the Grant Instrument or in the Grantee’s employment agreement, if any, with the Employer. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f) Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

SECTION 7. STOCK AWARDS

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee consistent with the Plan, including, without limitation Section 3(d). The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals, including those described in Section 12. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company, unless the Grantee’s employment agreement, if any, with the Employer provides otherwise. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares; provided, however, that any shares, cash or any other property distributed as a dividend or otherwise with respect to any Stock Award as to which the restrictions have not yet lapsed shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Stock Award and shall not be paid until and unless the underlying Stock Award vests.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine to accelerate the vesting and lapse of any Restriction Period of any or all outstanding Stock Awards at any time for any reason.

SECTION 8. STOCK UNITS

The Committee may grant phantom units representing one or more shares of Company Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals, including those under Section 12, or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units, including the vesting period, consistent with the Plan, including, without limitation Section 3(d). The Committee may determine to accelerate the vesting of any or all outstanding Stock Units at any time for any reason.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited, unless the Grantee’s employment agreement, if any, with the Employer provides otherwise. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

SECTION 9. OTHER EQUITY AWARDS

The Committee may grant Other Equity Awards, which are awards (other than those described in Sections 5, 6, 7, 8 and 10 of the Plan) that are based on, measured by or payable in Company Stock to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Equity Awards may be awarded subject to the achievement of performance goals, including those under Section 12, or other conditions consistent with the Plan, including, without limitation Section 3(d), and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine. The Committee may determine to accelerate the vesting of any or all outstanding Other Equity Awards at any time for any reason.

SECTION 10. DIVIDEND EQUIVALENTS

The Committee may include in a Grant Instrument with respect to any grant of Stock Units or Other Equity Awards a dividend equivalent right (“Dividend Equivalents”) entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the Stock Unit or Other Equity Award is outstanding, on the shares of Company Stock covered by the Stock Unit or Other Equity Award as if such shares were then outstanding. The Committee shall determine whether Dividend Equivalents shall be paid in cash, in shares of Company Stock or in a combination and such other terms and conditions as the Committee deems appropriate; provided, however, that any Dividend Equivalents shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as the Stock Units or Other Equity Awards to which they relate and shall not be paid until and unless the underlying Stock Units or Other Equity Awards vest. For the avoidance of doubt, neither dividends nor Dividend Equivalents shall be granted, paid or payable in respect of outstanding Options or SARs.

SECTION 11. RIGHT OF RECAPTURE

The Committee may provide in a Grant Instrument that if at any time within the one year period after the date on which a Grantee exercises an Option or SAR, or on which a Stock Award, Stock Unit or Other Equity Award vests or is paid (each of which events is referred to as a “Realization Event”), the Grantee (a) is terminated for Cause or (b) engages in any activity that constitutes Cause, the Grantee shall be required to pay to the Company any gain realized by the Grantee from the Realization Event, upon notice from the Company. Such gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement), to the extent permitted by applicable law and section 409A of the Code.

SECTION 12. PERFORMANCE-BASED COMPENSATION

(a) Performance-Based Compensation. The Committee may determine that Grants to an Employee shall become vested based on the achievement of certain performance goals.

(b) Performance Goals. When Grants are granted, the Committee may establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan, including the employment requirements and payment terms. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee may use objectively determinable performance goals based on one or more of the following criteria: total shareholder return; total shareholder return as compared to total shareholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; asset quality; or such other performance criteria determined by the Committee at the time of grant.

SECTION 13. DEFERRALS

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Equity Awards. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals, subject to section 409A of the Code.

SECTION 14. WITHHOLDING OF TAXES

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants. The Company may require the payment of any taxes before issuing any shares of Company Stock pursuant to the Grant.

(b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

SECTION 15. TRANSFERABILITY OF GRANTS

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee (subject to

Section 15(b)). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

SECTION 16. CHANGE OF CONTROL OF THE COMPANY

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(b) The consummation of (i) a merger or consolidation of the Company with another consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

(c) Other Definition. The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

SECTION 17. CONSEQUENCES OF A CHANGE OF CONTROL

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Notwithstanding the immediately preceding sentence, if, in connection with such Change of Control, any outstanding Options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding Grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such Change of Control (x) all such outstanding Options and SARs that are not assumed or replaced shall accelerate and become fully exercisable, (y) the restrictions and conditions on all such outstanding Stock Awards that are not converted to similar grants shall fully lapse and (z) all such outstanding Stock Units, Other Equity Awards and Dividend Equivalents that are not converted to similar grants shall be fully vested.

(b) Acceleration of Exercisability/Vesting. If a Grantee’s Grant is assumed as provided in Section 17(a) and if, within the two (2) year period following the occurrence of such Change of Control, such Grantee ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of a termination by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of Cause, death or Disability, then as of the date of such Grantee’s termination of employment or service all of such Grantee’s then outstanding (i) Options and SARs shall automatically accelerate and become fully exercisable, (ii) Stock Awards shall have all restrictions and conditions immediately lapse and (iii) Stock Units, Dividend Equivalents and Other Equity Awards shall be fully vested.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become fully exercisable, in whole or part; (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or part; (iii) determine that outstanding Stock Units, Other Equity Awards and Dividend Equivalents shall be fully vested, in whole or part; (iv) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (v) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate or (vi) determine that Grantees shall receive a payment in settlement of outstanding Stock Awards, Stock Units, Dividend Equivalents or Other Equity Awards, if permitted under section 409A of the Code. Such surrender, termination or payment will take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR.

SECTION 18. LIMITATIONS ON ISSUANCE OR TRANSFER OF SHARES

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

SECTION 19. AMENDMENT AND TERMINATION OF THE PLAN

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable laws or to comply with applicable stock exchange requirements.

(b) Prohibition on Repricing Programs. The Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Company Stock for consideration payable in cash, equity securities of the Company or in the form of any other award under the Plan, except in connection with a Change of Control transaction or (iii) otherwise directly reduce the exercise price in effect for outstanding Options or SARs under the Plan, without in each such instance obtaining shareholder approval.

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 25(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 25(c) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(e) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

SECTION 20. FUNDING OF THE PLAN

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

SECTION 21. RIGHTS OF PARTICIPANTS

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

SECTION 22. NO FRACTIONAL SHARES

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

SECTION 23. HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

SECTION 24. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on May 30, 2019 (the “Effective Date”), subject to approval of the Company’s shareholders.

SECTION 25. MISCELLANEOUS

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Company Policies. All Grants under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board of the Company, as in effect from time to time.

(c) Compliance with Law. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any provision that is designed to comply with section 16 of the Exchange Act or the legal requirements of section 422 or 409A of the Code as set forth in the Plan ceases to be necessary under section 16 of the Exchange Act or required under section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

(d) Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, to the extent necessary to avoid the imposition of taxes under section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within thirty (30) days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within sixty (60) days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code. Notwithstanding anything in this Plan or any Grant Instrument to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under this Plan, and in no event shall the Company have any responsibility or liability if any Grant does not meet the applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent nor warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(e) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(f) Employment Agreements. If a Grantee has entered into an employment agreement with the Employer, the terms of the Grantee’s employment agreement shall govern Grants made to the Grantee under the Plan, to the extent consistent with the terms of the Plan.

(g) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.